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                                                                     EXHIBIT 1.1

                     INLAND AMERICAN REAL ESTATE TRUST, INC.


                                   540,000,000

                             SHARES OF COMMON STOCK

                            $.001 PAR VALUE PER SHARE

                            DEALER MANAGER AGREEMENT

                                __________, 2005

                          Inland Securities Corporation
                              2901 Butterfield Road
                            Oak Brook, Illinois 60523

Ladies/Gentlemen:

     Inland American Real Estate Trust, Inc., a Maryland corporation formed on October 4, 2004 (the "Company"), and governed by bylaws (as may be amended from time to time, the "Bylaws") and Articles of Incorporation (as may be amended from time to time, the "Articles") in the form incorporated by reference into the Registration Statement, as described in SECTION 1(a) hereof (the Bylaws and Articles being hereinafter referred to as the "Organizational Documents"), is offering, upon the terms and conditions set forth in the Prospectus (as defined below), (i) on a "best efforts" basis up to 500,000,000 shares of common stock, $.00l par value per share (the "Shares") for a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of tax-exempt entities) and (ii) up to 40,000,000 Shares for a purchase price of $9.50 per Share for issuance through the Company's distribution reinvestment plan (collectively the "Offering"). Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as APPENDIX C to the Prospectus (appropriately modified, in the case of Canadian subscribers, to conform to applicable requirements of Canadian provincial and territorial securities laws) (the "Subscription Agreement"), and will, upon acceptance of the subscriptions by the Company, become a stockholder of the Company (individually, a "Stockholder" and collectively the "Stockholders"). Capitalized terms used but not defined herein shall have the meanings set forth in the Prospectus.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that:

     (a) REGISTRATION STATEMENT AND PROSPECTUS. A registration statement (File 333-______) on Form S-11 with respect to an aggregate of 540,000,000 Shares has been prepared and filed by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and

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          Regulations") of the Securities and Exchange Commission (the
          "Commission") thereunder. The registration statement, which includes a preliminary prospectus, was initially filed with the Commission on or about __________, 2005. Copies of the registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement, are respectively hereinafter referred to as the "Registration Statement" and the "Prospectus," except that if the Prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term "Prospectus" shall also include the Prospectus filed pursuant to Rule 424(b). The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted, are pending before, or to the Company's knowledge, threatened by the Commission.

     (b) COMPLIANCE WITH THE ACT. From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in SECTION 2(f) hereof):

          (i) the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements that are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and

          (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) NO SUBSEQUENT MATERIAL EVENTS. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have:

          (i)     incurred any material liabilities or obligations; or

          (ii) entered into any material transaction not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.

     (d) CORPORATION STATUS. The Company is a corporation duly formed and validly existing under the General Corporation Law of the State of Maryland.

     (e) AUTHORIZATION OF AGREEMENT. This Dealer Management Agreement (this "Agreement") has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms (except as enforceability may

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          be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors' rights generally or by equitable principles relating to the availability of remedies). The performance of this Agreement by the Company and the consummation of the transactions contemplated herein do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the "NASD") or as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states.

     (f) PENDING ACTIONS. There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the Offering.

     (g) REQUIRED FILINGS. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations thereunder as exhibits to the Registration Statement which have not been so filed.

     (h) FEDERAL INCOME TAX LAWS. The Company has obtained an opinion of Shefsky & Froelich Ltd., Chicago, Illinois, stating that, under existing federal income tax laws and regulations, assuming the Company acts as described in the "Federal Income Tax Considerations" section of the Prospectus and timely files the requisite elections, counsel is of the opinion that the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 2005, and that its method of operation (as described in the Prospectus and represented by management) should enable the Company to satisfy the requirements for qualifying as a REIT.

     (i) INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. To the best of the Company's knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are independent registered public accountants within the meaning of the Act and the Rules and Regulations.

     (j) AUTHORIZATION OF THE SHARES. The Company has an authorized and outstanding capitalization as set forth in the Prospectus. The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company for the consideration set forth in the

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          Prospectus and issued to the respective subscribers, the Shares will be fully paid and non-assessable. Stockholders will have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares will not be convertible or subject to redemption at the option of the Stockholder.

2. OFFERING AND SALE OF THE SHARES. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive Dealer Manager to solicit and to cause other dealers (as described in SECTION 2(a) hereof) to solicit subscriptions for the Shares at the subscription price to be paid and otherwise upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement. You agree to use your best efforts to procure subscribers for the Shares, during the period commencing with the Effective Date (as defined in SECTION 9(a)(i) hereof) and ending on the Termination Date (the "Offering Period"). The number of Shares, if any, to be reserved for sale by each Soliciting Dealer (as defined below) may be decided by the mutual agreement, from time to time, of you and the Company. In the absence of mutual agreement, the Company shall, subject to the provisions of SECTION 2(b) hereof, accept Subscription Agreements based upon a first come, first accepted reservation or other similar method. Nothing contained in this SECTION 2 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve you or any Soliciting Dealer of the responsibility of complying with the rules of the NASD or, if applicable, Canadian provincial and territorial securities laws.

     (a) SOLICITING DEALERS. The Shares offered and sold through you under this Agreement shall be offered and sold only by you and, at your sole option, any other securities dealers that you may retain (individually a "Soliciting Dealer" and collectively the "Soliciting Dealers"), each of whom, with respect to offers and sales of Shares in the United States of America, is a member of the NASD, and each of whom with respect to offers and sales of Shares in Canada, is properly registered as a dealer under applicable Canadian provincial and territorial securities laws or exempt from such registration, executing agreements with you substantially in the form of the Soliciting Dealers Agreement attached hereto as EXHIBIT A (appropriately modified, in the case of Canadian Soliciting Dealers, to conform to applicable requirements of Canadian provincial and territorial securities laws).

     (b)  SUBSCRIPTION AGREEMENTS AND SUBSCRIBER FUNDS.

          (i) Each person desiring to purchase Shares through you or any other Soliciting Dealer must deliver a completed and signed copy of the Subscription Agreement together with a check payable to the order of "LBNA/Escrow Agent for IARETI" in the amount of $10.00 per Share to you or the Soliciting Dealer.

          (ii) Each Soliciting Dealer shall forward any Subscription Agreement and check to you not later than noon of the next business day after receipt of

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                  the Subscription Agreement, if the Soliciting Dealer
                  conducts its internal supervisory procedures at the location where the Subscription Agreement and check were initially received. If the internal supervisory procedures are performed at a different location (the "Final Review Office"), the Subscription Agreement and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the Subscription Agreement and check by the Soliciting Dealer. The Final Review Office will, by the next business day following receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to you as processing broker-dealer in order that you may complete your review of the documentation and process the Subscription Agreement and check. The Company reserves the unconditional right to reject any Subscription Agreement (except for subscriptions through the Company's distribution reinvestment plan). Any check received by you directly, or as processing broker-dealer, from the Soliciting Dealers will, in all cases, be forwarded to the Escrow Agent (as defined below) as soon as practicable, but in any event by the end of the second business day following receipt by you. The Company will promptly notify you or the Soliciting Dealer, as appropriate, of any rejection, and you shall send the check and the Subscription Agreement to the Escrow Agent with directions to promptly return the check and the Subscription Agreement to the rejected subscriber. All subscription funds may be deposited directly with the Company.

     (c) SALES LITERATURE. You shall use and distribute in conjunction with the Offering only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company. With respect to the distribution of Shares in Canada, the Prospectus shall be distributed together with a private placement memorandum "wrap" (the wrap document and the Prospectus being collectively referred to as the "Private Placement Memorandum") in the form as approved by you, the Company and the Company's Canadian counsel in order to comply with applicable Canadian provincial and territorial securities laws.

     (d) JURISDICTIONS. You shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company for whose account Shares are then offered for sale. The list of jurisdictions shall be updated by the Company as additional states or Canadian provinces or territories are added. The Company shall specify only those jurisdictions in which the Offering has been authorized by appropriate state regulatory authorities or Canadian provinces in which the Shares may be offered and sold in reliance on exemptions from the prospectus requirements of Canadian provincial and territorial securities laws or pursuant to discretionary exemption orders obtained in advance from applicable provincial or territorial regulatory authorities. No Shares shall be offered or sold for the account of the Company in any other states or Canadian provinces or territories.

     (e) ESCROW. All funds received by you for the sale of Shares shall be deposited in an escrow account established by the Company at LaSalle Bank N.A., Chicago,

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          Illinois (the "Escrow Agent"), by the close of the first business day following receipt of such funds by you.

     (f) TERMINATION OF THE OFFERING. The Offering Period will terminate on a date on or before one year from the original effective date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time, but in no event for longer than two years from the original effective date of the Prospectus), subject in any event to the Company's right to terminate the Offering at any time (the "Termination Date") and the proceeds will be applied as set forth in the Prospectus.

3. DEALER MANAGER COMPENSATION. As compensation for services rendered hereunder the Company shall pay you the following:

     (a) Subject to the volume discounts and provisions regarding Special Sales (as defined below): (i) a selling commission equal to seven and one-half percent (7.5%) of the selling price of each Share for which a sale is completed with respect to Shares offered on a "best efforts" basis, of which seven percent (7.0%) may be reallowed by you to the Soliciting Dealers; (ii) a marketing contribution equal to two and one-half percent (2.5%) of the selling price of each Share for which a sale is completed with respect to Shares offered on a "best efforts" basis, of which one and one-half percent (1.5%) may be reallowed by you to the Soliciting Dealers; and (iii) all actual expenses incurred in connection with due diligence investigation of the Company or the Offering up to one-half percent (0.5%) of the selling price of each Share for which a sale is completed with respect to Shares offered on a "best efforts" basis (except for certain Special Sales), some portion of which may be reallowed by you to the Soliciting Dealers for any bona fide due diligence expense incurred by the Soliciting Dealers.

     (b) Notwithstanding the provisions of SECTION 3(a) above, and subject to certain conditions and exceptions explained below, the selling commission to be paid by the Company shall be reduced for Shares sold to investors making an initial cash investment or, in the aggregate, combined additional investments of at least $250,000.00 through the same Soliciting Dealer in accordance with the following schedule:

Amount of Selling                                                                          Maximum Reallowable
Commission Volume                       Amount of Purchaser's Investment                        Commission
     Discount                           From                             To                      Per Share
-----------------          -------------------------     -----------------------------     --------------------
        1%                     $     250,000                         $   499,999                     6%
        2%                     $     500,000                         $   999,999                     5%
        3%                     $   1,000,000                         $ 2,499,999                     4%
        4%                     $   2,500,000                         $ 4,999,999                     3%
        5%                     $   5,000,000                         $ 9,999,999                     2%
        6%                     $  10,000,000                            and over                     1%

          Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares with fractional shares being rounded up to the nearest whole number.

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          Selling commissions will not be paid on whole Shares issued in respect of a volume discount.

     (c) (i) To the extent reasonably practicable, you or the Soliciting Dealer shall combine purchases for the purpose of qualifying an investor for, and crediting a purchaser or purchasers with, additional Shares provided that all combined purchases are made through the same Soliciting Dealer and approved by the Company. For these purposes, the Company will combine subscriptions made in the Offering with other subscriptions in the Offering by the same purchaser for the purpose of computing amounts invested. Purchases by spouses will also be combined and purchases by any investor may be combined with other purchases of Shares to be held as a joint tenant or a tenant in common. Purchases by tax-exempt entities will only be combined with purchases by other tax-exempt entities for purposes of computing amounts invested if investment decisions are made by the same person, provided that if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the tax-exempt entities who seek to combine purchases. The investor must mark the "Additional Investment" space on the Subscription Agreement signature page in order for purchases to be combined. The Company is not responsible for failing to combine purchases if the investor fails to mark the "Additional Investment" space.

          (ii) In the case of subsequent investments or combined investments, a volume discount shall be applicable only on the portion of the subsequent or combined investment that resulted in the investment exceeding the breakpoint. If the Subscription Agreements for the purchases to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of the combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the purchases to be combined are not submitted at the same time, then any additional Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of the submission; except however, the additional Shares to be credited to any tax-exempt entities whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each tax-exempt entity and their combined purchases.

     (d) Notwithstanding the above, in no event shall any investor receive a discount greater than five percent (5%) on any purchase of Shares if the investor owns, or may be deemed to own, any Shares prior to subscribing.

     (e) (i) No commission shall be payable on any subscription rejected by the Company. The Company may reject a subscription for any reason or for no reason. In addition, no selling commission, marketing contribution or due diligence expense allowance shall be paid in connection with Shares issued by the Company for services performed or otherwise provided by or to the Business Manager and its affiliates, including employees and associates of the Business

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          Manager, you or its or your respective directors, officers and employees and certain of its or your affiliates who request and are entitled to the discount.

          (ii) All selling commissions due hereunder will be paid on a weekly basis, substantially concurrently with the acceptance of a subscriber as a stockholder by the Company; provided, however, that the Company may, in its sole discretion, make these payments on a monthly basis.

     (f) The Company will not pay any selling commissions in respect of Special Sales. For purposes of this Agreement, "Special Sale" shall mean a sale of Shares: (i) to a Soliciting Dealer and its officers and employees and certain of its respective affiliates who request and are entitled to purchase Shares net of selling commissions; (ii) in respect of Shares credited to an investor as a result of a volume discount; (iii) to certain investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature. The Company shall, however, pay the marketing contribution in respect of "Special Sales." The volume discount on any subsequent purchase of Shares by investors who initially purchase Shares net of the seven and one-half percent (7.5%) selling commission shall be limited to a maximum discount equal to five percent (5.0%) of the public offering price per Share.

4.   COVENANTS OF THE COMPANY. The Company covenants and agrees with you that:

     (a) REGISTRATION STATEMENT. The Company will use its commercially reasonable best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which you shall have reasonably objected or which is not, to the best of the Company's knowledge in compliance with the Act and the Rules and Regulations. The Company will prepare and file with the Commission and will use its commercially reasonable best efforts to cause to become effective as promptly as possible:

          (i) any amendments to the Registration Statement or supplements to the Prospectus that may be required pursuant to the undertakings in the Registration Statement; and

          (ii) upon your reasonable request, any amendments to the Registration Statement or supplements to the Prospectus that, in the opinion of you or your counsel, may be necessary or advisable.

     (b) SEC ORDERS. The Company shall advise you of any request made by the Commission to amend the Registration Statement, supplement the Prospectus or for additional information, or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the

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          institution of any proceedings for that purpose. The Company shall use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

     (c) BLUE SKY QUALIFICATIONS. The Company shall use its commercially reasonable best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of the jurisdictions as you may reasonably request and to make any applications, file any documents and furnish any information as may be reasonably required for that purpose. With respect to the offer and sale of Shares in Canada, the Company will file or cause to be filed all forms of undertakings required to be filed by it so that the distribution of the Shares may lawfully occur without the necessity of filing a prospectus in any Canadian province or territory. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from these jurisdictions and will promptly advise you when the Shares become qualified for offering and sale in each jurisdiction. The Company will promptly advise you of any request made by the securities administrators of each jurisdiction to revise the Registration Statement or the Prospectus or for additional information or of the issuance of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its commercially reasonable best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish you with a blue sky survey dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in the survey.

     (d) AMENDMENTS AND SUPPLEMENTS. If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act or otherwise during the period of distribution of the Shares, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus or Private Placement Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus or Private Placement Memorandum relating to the Shares, the Company will promptly notify you thereof and will prepare and file with the Commission or any Canadian provincial or territorial securities administrator, as applicable, an amendment or supplement.

     (e) COPIES OF REGISTRATION STATEMENT. The Company will furnish you copies of the Registration Statement (only one of which need be signed and need include all exhibits), the Prospectus or Private Placement Memorandum and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and any other information with respect to the Company as you may from time to time reasonably request, in each case as soon as available and in such quantities as you may reasonably request.

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     (f)  QUALIFICATION TO TRANSACT BUSINESS. The Company will take all reasonable steps necessary to ensure that it will be validly existing as a Maryland corporation at all times and will be qualified to do business in all jurisdictions in which the conduct of its business requires qualification and where qualification is required under local law.

     (g) AUTHORITY TO PERFORM AGREEMENTS. The Company shall use its commercially reasonable best efforts to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for it to perform its obligations under this Agreement, and the Organizational Documents and to consummate the transactions contemplated hereby and thereby, respectively, or to conduct the business described in the Prospectus.

     (h) COPIES OF REPORTS. The Company will use its commercially reasonable best efforts to furnish to you as promptly as shall be practicable the following:

          (i) a copy of each report or general communication (whether financial or otherwise) sent to the Stockholders;

          (ii) a copy of each report (whether financial or otherwise) filed with the Commission; and

          (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company.

  (i) USE OF PROCEEDS. The Company will apply the proceeds from the sale of the Shares as set forth in the Prospectus; provided that, if for any reason, all or a portion of the proceeds of the Offering are not applied or committed for use as provided in the Prospectus within twelve months of the Termination Date, the Company shall promptly return the unused proceeds, with interest, to each subscriber on a pro rata basis.

  (j) ORGANIZATION AND OFFERING EXPENSES. In no event shall the total of the organizational expenses and expenses of the Offering to be paid directly by the Company exceed fifteen percent (15%) of the gross proceeds of the Offering of Shares sold on a "best efforts" basis.

5. COVENANTS OF THE DEALER MANAGER. You covenant and agree with the Company on your behalf and on behalf of the Soliciting Dealers as follows:

     (a)  COMPLIANCE WITH LAWS.

          (i) you and each Soliciting Dealer that offers Shares in the United States of America shall comply with any applicable requirements of the Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and the

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                  applicable state securities or blue sky laws, and the rules of the NASD, specifically including, but not in any way limited to, Rules 2440, 2710, 2730, 2740, 2750 and 2810 therein;

          (ii) you and each Soliciting Dealer that offers Shares in Canada will comply with all applicable Canadian provincial and territorial securities laws, will not offer or sell Shares in Canada except to "accredited investors" pursuant to Ontario Securities Commission Rule 45-501 or Multilateral Instrument 45-103 of the Canadian Securities Administrators and will not take any action that would obligate the Company to file a prospectus under these laws;

          (iii) you shall not deliver any sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus; and, in accordance with applicable law or as prescribed by any state securities administrator, provide or cause Soliciting Dealers to provide any prospective investor with copies of any exhibit to the Registration Statement; provided that if you intend to deliver the Prospectus by means of electronic delivery, you shall comply with all appropriate procedures including any requirements imposed by the Commission; and

          (iv) with respect to your and each Soliciting Dealer's participation in any resales or transfers of the Shares, you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements as set forth above.

     (b) NO ADDITIONAL INFORMATION. In offering the Shares for sale, you and each Soliciting Dealer shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for this purpose by the Company.

     (c) SALES OF SHARES. You and each Soliciting Dealer shall solicit purchases of the Shares only in the jurisdictions in which you and the Soliciting Dealer are legally qualified to so act and in which you and the Soliciting Dealer have been advised by the Company that solicitation is permissible under the law of the applicable jurisdiction.

     (d) SUBSCRIPTION AGREEMENT. Subscriptions will be submitted by you and each Soliciting Dealer to the Company only on the form that is included as APPENDIX C to the Prospectus or as such form of Subscription Agreement as may be revised by the Company. The Subscription Agreement to be executed by Canadian subscribers will be in the form as approved by you, the Company and the Company's Canadian counsel. You and each Soliciting Dealer understand and acknowledge that the Subscription Agreement must be validly executed and delivered by the subscriber. In addition, you and each Soliciting Dealer shall ensure that no Subscription Agreement is presented to the Company for acceptance until at least five (5) business days after the date on which the subscriber received the Prospectus or Private Placement Memorandum, as the case may be.

     (e) SUITABILITY. In offering the Shares to any person, you and each Soliciting Dealer shall have reasonable grounds to believe after due inquiry that: (i) the person has the capability of understanding the fundamental aspects of the Company from either the person's: (A) employment experience; (B) educational level; (C) access to advice from qualified sources, such as attorneys, accountants and tax advisors; or (D) prior experience with investments of a similar nature; (ii) the person has apparent understanding of: (A) the fundamental risks and possible financial hazards of this type of investment; (B) the risk that the person may lose the entire investment; (C) the lack of liquidity of this investment; (D) the restrictions on transferability of Shares; (E) the background and qualification of the Company's sponsor and its Business Manager; and
          (F) the tax consequences of the investment; (iii) the person can reasonably benefit from an investment in the Company based upon the person's overall investment objectives and portfolio structure; (iv) the person is able to bear the economic risk of the investment based on the person's overall financial situation; and (v) such other information as we may reasonably request. You or each Soliciting Dealer (as the case may be) shall maintain records disclosing the basis upon which you and each Soliciting Dealer determined the suitability of any persons offered Shares. Further, you and each Soliciting Dealer shall have reasonable grounds to believe that the person satisfies the higher of the following suitability standards:
          (1)(a) a minimum annual gross income of $45,000 and a minimum net worth (excluding home, home furnishings and automobiles) of $45,000; or (b) a minimum net worth of $150,000 (excluding home, home furnishings and automobiles); or (2) the suitability standards set forth in the Subscription Agreement and the Prospectus or Private Placement Memorandum for investors residing in certain states or in Canada. You and each Soliciting Dealer shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation from the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards.

     (f) DUE DILIGENCE. Prior to offering the Shares for sale, you and each Soliciting Dealer shall have reasonable grounds to believe, based on information made available to you by the Company, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares. In determining the adequacy of the disclosure, you and each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

          (i)     items of compensation;

          (ii)    Company properties;

          (iii)   tax aspects;

          (iv) financial stability and experience of the Company and the Business Manager;

          (v)     conflicts and risk factors; and

          (vi)    appraisals and other pertinent reports.

     Notwithstanding the foregoing, you and each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

          (i) the Soliciting Dealer has reasonable grounds to believe that the inquiry was conducted with due care;

          (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and

          (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company or the Business Manager.

     Prior to the sale of the Shares, you and each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares.

6. EXPENSES. The Company shall pay all fees and expenses arising from its obligations under this Agreement, including, but not limited to:

     (a)  the Commission's registration fee;

     (b) the expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing copies to you of the Registration Statement, the Prospectus, the Private Placement Memorandum and any amendment or supplement thereto as herein provided;

     (c) the fees and expenses of its accountants and counsel in connection with the Offering contemplated by this Agreement;

     (d) the fees and expenses of any filing with the NASD or any Canadian provincial or territorial securities administrator;

     (e) all of your reasonable expenses in connection with the Offering, subject to the limits contained in the Prospectus, including, but not limited to, the travel expenses and similar expenses of your employees and personnel incurred in connection with the Offering; and

     (f) the expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, including the expense of preparing and printing the blue sky survey.

7. PRIVACY ACT. (i) The Company, you and each Soliciting Dealer shall comply with all applicable federal, state and provincial regulations regarding customer and consumer privacy, including Title V of the Gramm-Leach-Bliley Act. Privacy provisions of the Gramm-Leach-Bliley Act limit disclosure of customer information to uses required by law, regulation or rule, or uses consistent with the purposes for which this information was disclosed in each Soliciting Dealers Agreement. "Customer information" is defined as any information contained on a customer's application and includes all nonpublic personal information about a customer shared by the Company, you or a Soliciting Dealer.

     (ii) Subject to the provisions of the Gramm-Leach-Bliley Act, the Company, you and each Soliciting Dealer shall establish and maintain safeguards against the unauthorized access, destruction, loss or alteration of customer information in their control. In the event of any improper disclosure of customer information, the party responsible agrees to immediately notify the other party or parties.

8. ANTI-MONEY LAUNDERING. The Company, you and each Soliciting Dealer shall agree to comply with U.S. Department of Treasury regulations (outlined in the Patriot Act) that require reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against a government terrorist list. Further, the Company, you and each Soliciting Dealer shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. All parties will manually monitor account activity to identify patterns of unusual size or volume, geographic factors, and any of the other "red flags" described in the Patriot Act as potential signals of money laundering or terrorist financing. The Company and you reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information.

9. CONDITIONS OF OBLIGATIONS. Your obligations hereunder shall be subject to the accuracy of the Company's representations and warranties contained in
     SECTION 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in SECTION 4 and SECTION 6 hereof, and to the following additional conditions:

     (a)  EFFECTIVENESS OF REGISTRATION STATEMENT.

          (i) the Registration Statement shall have become effective not later than 5:00 p.m., Chicago, Illinois time, on the day following the date of this Agreement, or such later time and date as you and the Company shall have agreed (the "Effective Date");

          (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and

          (iii) any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

     (b) ACCURACY OF REGISTRATION STATEMENT. You shall not have advised the Company that the Registration Statement, Prospectus or the Private Placement Memorandum, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

10.  INDEMNIFICATION.

     (a) Subject to SECTIONS 10(b) and 10(c) hereof, the Company shall indemnify and hold harmless you, each Soliciting Dealer and each person, if any, who controls you or any Soliciting Dealer within the meaning of the Act (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Private Placement Memorandum or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The Company shall not be required to provide indemnity or hold you harmless for any loss, liability, claim, damage or expense suffered by you or the Company unless: (i) the party seeking indemnification has determined, in good faith, that its course of conduct was in the best interests of the Company; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Company; (iii) the loss, liability, claim, damage or expense was not the result of negligence or misconduct on the part of the party seeking indemnification or the Indemnified Party; and (iv) any loss, liability, claim, damage or expense is recoverable only out of the assets of the Company and not from the personal assets of its Stockholders.

          In no case shall the Company be liable under this SECTION 10(a) with respect to any loss, liability, claim, damage or expense suffered by an Indemnified Party unless the Company shall have been notified in writing by the party seeking indemnity (in the manner provided in SECTION 13 hereof) within a reasonable time after the assertion thereof; provided that the failure to so notify the Company shall not relieve the Company from any liability unless the failure to notify materially prejudices the Company's defense of the claim. The Company shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume with counsel chosen by it and reasonably acceptable to the Indemnified Party the defense, of any claim or suit for which the Indemnified Party seeks indemnification hereunder.

          If the Company elects to assume the defense of any such suit and retains counsel, the Company shall not be liable under this SECTION 10 for any legal or other expenses subsequently incurred by the party seeking indemnity, and the party seeking indemnity shall bear the fees and expenses of any additional counsel unless: (A) the employment of counsel by the Indemnified Party has been authorized by the Company; (B) the Company shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Company; or (C) the Indemnified Party reasonably believes that it has defenses different from, or additional to, those available to the Company.

          The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more Indemnified Parties for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Parties receiving the advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if indemnity is later found not to be proper.

          Notwithstanding the foregoing provisions of this SECTION 10, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Soliciting Dealer for use in the Registration Statement or Private Placement Memorandum (or any amendment thereof) or the Prospectus (or any supplement thereto); provided further that if the claim relates to or arises from an untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus or Private Placement Memorandum but eliminated or remedied in any amendment or supplement thereto, the Company shall have no obligation to provide indemnity to you or any Soliciting Dealer if a copy of the Prospectus (or Private Placement Memorandum, if applicable) as so amended or supplemented was not sent or given by you or the Soliciting Dealer to the ultimate purchaser of Shares at or prior to the time the subscription was accepted by the Company; but only if a copy of the Prospectus or Private Placement Memorandum (as so amended or supplemented) had been supplied by the Company to you or any Soliciting Dealer prior to acceptance. The Company's obligations hereunder shall be in addition to any other obligations the Company may have under applicable law.

     (b) The Company's obligations under this SECTION 10 is further limited to the extent that indemnification is not permitted under this Agreement for loss, liability, claim, damage or expense related to or arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court of competent jurisdiction has approved indemnification to you or the Soliciting Dealer; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification; or
          (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of the published positions of the Tennessee Securities Division and any other state, provincial or territorial securities regulatory authority in which securities of the Company were offered and sold respecting the availability or propriety of indemnification for securities law violations.

     (c) You and each Soliciting Dealer agree to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act and any controlling person of the Company: (i) to the same extent as in the foregoing indemnity from the Company to you and each Soliciting Dealer, but only to the extent that any loss, liability, claim, damage or expense relates to or arises from information relating to you or any Soliciting Dealer furnished in writing by you or the Soliciting Dealer or on your or their behalf for use in the Registration Statement or the Prospectus or the Private Placement Memorandum, or any amendment or supplement thereto; and (ii) for any violation by you or any Soliciting Dealer of any applicable state, provincial, territorial or federal law or any rule, regulation or instruction thereunder, provided that the violation is not committed in reliance on any violation by the Company of any law, rule, regulation or instruction.

          You and each Soliciting Dealer further agree to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as the losses, liabilities, claims, damages or expenses (or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of you (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) that is effected other than in accordance with the terms hereof or the blue sky survey supplied to you by the Company (a "Non-Permitted Sale"), whether the Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the blue sky survey, by a sale in a jurisdiction in which you or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in the jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. The obligations of you and any Soliciting Dealer hereunder shall be in addition to any other obligations you or the Soliciting Dealers may have under applicable law.

     (d) The notice provisions contained in SECTION 10(a) hereof, relating to notice to the Company, shall be equally applicable to you and each Soliciting Dealer if the Company or any controlling person of the Company seeks indemnification pursuant to SECTION 10(c) hereof. In addition, you and each Soliciting Dealer may participate in the defense, or assure the defense, of any such suit so sought under
          SECTION 10(c) hereof and have the same rights and privileges as the Company enjoys with respect to suits under SECTION 10(a) hereof.

11. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by you in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified.

     In any case, this Agreement shall terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this SECTION 11 shall be without liability of any party to any other party other than as provided in SECTION 6 and SECTION 10 hereof, which shall survive termination.

12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company, and shall survive the Termination Date.

13. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

     IF TO THE COMPANY, TO:             Inland American Real Estate Trust, Inc.
                                        2901 Butterfield Road
                                        Oak Brook, IL  60523
                                        Attention:   Roberta S. Matlin
                                        Telephone:   (630) 218-8000
                                        Facsimile:   (630) 218-4955

     WITH COPIES TO:                    Shefsky & Froelich Ltd.
                                        444 N. Michigan Avenue, Suite 2500
                                        Chicago, IL  60611
                                        Attention:   Michael J. Choate
                                        Telephone:   (312) 836-4066
                                        Facsimile:   (312) 527-5921

     IF TO THE DEALER MANAGER, TO:      Inland Securities Corporation
                                        2901 Butterfield Road
                                        Oak Brook, IL  60523
                                        Attention:   Brenda G. Gujral
                                        Telephone:   (630) 218-8000
                                        Facsimile:   (630) 218-4955


14. REFERENCE TO INLAND SECURITIES CORPORATION. All references herein to you, the Dealer Manager or Inland Securities Corporation hereunder shall be deemed to include all successors and assigns of Inland Securities Corporation.

15. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Company and the successors and assigns of you and the Company. This Agreement and the conditions and provisions hereof are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, except for the Soliciting Dealers, and the term "successors and assigns," as used herein, shall not include any purchaser of Shares as such.

16. APPLICABLE LAW. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

17. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective at 6:00 p.m., Chicago, Illinois time, on [_________] [__], 2005, or at such earlier time as you and the Company agree.

18. NOT A SEPARATE ENTITY. Nothing contained herein shall constitute you or the Soliciting Dealers or any of them an association, partnership, limited liability company, unincorporated business or other separate entity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.


                                        INLAND AMERICAN REAL ESTATE TRUST, INC.,
                                        A MARYLAND CORPORATION


                                        By:        -----------------------------

                                        Name:      -----------------------------

                                        Title:     -----------------------------


Accepted as of the date
first above written:

 INLAND SECURITIES CORPORATION,
 A DELAWARE CORPORATION


 By:     ------------------------------

 Name:   ------------------------------

 Title:  ------------------------------